Exhibit 10.2

AMENDMENT OF THE

3M 2008 LONG-TERM INCENTIVE PLAN

WHEREAS, 3M has adopted and maintains the 3M 2008 Long-Term Incentive Plan (hereinafter referred to as the “Plan”), which Plan is intended to provide long-term incentive compensation to certain employees of the Company and its Affiliates as well to the nonemployee members of the 3M Board of Directors;

WHEREAS, the Company wishes to include in the Plan language prohibiting the repricing or exchange of stock options without stockholder approval;

WHEREAS, the Company wishes to revise the Plan’s change in control provisions to remove language permitting the payment of tax gross-ups for excise taxes, and to replace the single trigger for vesting of equity awards with a double trigger effective for awards made on or after February 9, 2010;

WHEREAS, the Company also wishes to make several other minor changes in the language of the Plan for the purpose of clarifying or conforming the Plan provision’s with its current operation, or to reflect current best practices for equity compensation plans; and

WHEREAS, Section 16 of the Plan provides that such Plan may be amended at any time by the Board of Directors;

RESOLVED, that the Plan be and it hereby is amended as follows, effective immediately:

1)             Section 2(g) is amended to read as follows:

(g)                                 “Disqualifying Termination” means a termination of a Participant’s employment with the Company or an Affiliate due to (i) a material violation of any policy of the Company or such Affiliate, including, without limitation, any of the Company’s Business Conduct Policies, or (ii) embezzlement from or theft of property belonging to the Company or such Affiliate.

2)             Section 2(q) is amended to read as follows:

(q)                                 “Performance Period” means a period of three years, unless determined otherwise by the Committee in its discretion, during which period or any portion thereof the Performance Criteria shall be measured for purposes of calculating the payment with respect to each Performance Unit or Performance Share.

3)             The following Section 4(e) is deleted:

(e)           The payment of stock dividends and Dividend Equivalents settled in shares of Common Stock in conjunction with outstanding Awards shall not be counted against the total number of shares available for issuance or delivery under the Plan.

4)             Section 5(h) is amended to read as follows:

(h)           Performance Units and Performance Shares — At the time it approves each grant of Performance Units or Performance Shares, the Committee shall determine the number of Performance Units or Performance Shares granted to each Participant, the proration, if any, of such Performance Units or Performance Shares if the Participant retires prior to the completion of the relevant Performance Period, the commencement and expiration of the relevant Performance Period, and the Performance Criteria by which the payment value of the Performance Units or Performance Shares will be determined.  Payment of each Performance Unit and Performance Share shall occur no later than the March 15 of the year immediately following the completion of the respective Performance Period, unless a Participant shall have made an effective election to defer the receipt of such payment pursuant to the terms of an applicable deferred compensation plan and all applicable laws.  The amount payable with respect to each Performance Unit and Performance Share shall be contingent upon the attainment of the Performance Criteria selected by the

Committee during the respective Performance Period, and upon the continued employment of the Participant throughout such Performance Period (or upon the Participant’s Retirement prior to the end of such Performance Period).

5)             The following new sentence is included at the end of Section 9:

Except for adjustments made in accordance with Section 11, no Options granted under this Plan may be repriced or exchanged for another Award granted under this Plan without the prior approval of the Company’s stockholders.

6)             Section 17 is amended to read as follows:

17.          Change in Control.

For purposes of this Section 17, the following words and phrases shall have the meanings indicated below, unless the context clearly indicates otherwise:

(a)           “Person” shall have the meaning associated with that term as it is used in Sections 13(d) and 14(d) of the Act.

(b)           “Affiliates and Associates” shall have the meanings assigned to such terms in Rule 12b-2 promulgated under Section 12 of the Act.

(c)           “Act” means the Securities Exchange Act of 1934.

(d)           “Continuing Directors” shall have the meaning assigned to such term in Article Thirteenth of the Restated Certificate of Incorporation of 3M Company.

(e)           “Cause” means (i) a material violation of any policy of the Company or the Affiliate employing the Participant, including, without limitation, any of the Company’s Business Conduct Policies, or (ii) embezzlement from or theft of property belonging to the Company or the Affiliate employing the Participant.

(f)            “Good Reason” means (i) a material diminution in the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, (ii) a material diminution in the Participant’s base salary or annual planned cash compensation, or (iii) a material change in the geographic location at which the Participant is required to perform services for the Company or the Affiliate employing such Participant.

Notwithstanding any other provision of this Plan to the contrary, all outstanding Options and Stock Appreciation Rights with a Grant Date prior to February 9, 2010 shall (i) become immediately exercisable in full for the remainder of their respective terms upon the occurrence of a Change in Control of the Company, and (ii) remain exercisable in full for a minimum period of six months following the Change in Control; provided, however, that in no event shall any Option or Stock Appreciation Right be exercisable beyond the original expiration date.  Similarly, all restrictions regarding the Restricted Period or the satisfaction of other terms and conditions prescribed by the Committee, if any, with respect to grants of Restricted Stock, Restricted Stock Units or other Stock Awards with a Grant Date prior to February 9, 2010, shall automatically lapse, expire, and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented by the Restricted Stock, Restricted Stock Units or Stock Awards upon the occurrence of a Change in Control.

Notwithstanding any other provision of this Plan to the contrary, if a Participant’s employment with the Company or an Affiliate is terminated without Cause or if the Participant resigns for a Good Reason within eighteen months following a Change in Control of the Company, then all of such Participant’s outstanding Options and Stock Appreciation Rights with a Grant Date of February 9, 2010 or later shall become immediately exercisable in full for the remainder of their respective terms and shall remain exercisable in full for a minimum of six months following the date of such termination or resignation; provided, however, that in no event shall any Option or Stock Appreciation Right be exercisable beyond the original expiration date.  Similarly, all restrictions regarding the Restricted Period or the satisfaction of other terms and conditions prescribed by the Committee, if any, with respect to grants of Restricted Stock, Restricted Stock Units or other Stock Awards with a Grant Date of February 9, 2010 or later, shall automatically lapse, expire and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented by the Restricted Stock, Restricted Stock Units or Stock Awards upon the termination without Cause of the Participant’s employment with the Company or an Affiliate or the Participant’s resignation for Good Reason within eighteen months following a Change in Control of the Company.

Notwithstanding any other provision of this Plan to the contrary, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable in full and remain exercisable in full for a minimum period of six months following a Change in Control in which the individuals or entities acquiring control of the Company do not assume or otherwise provide for the continuation of such Options and Rights for at least such six-month period; provided, however, that in no event shall any Option or Stock Appreciation Right be exercisable beyond the original expiration date.  Similarly, all restrictions regarding the Restricted Period or the satisfaction of other terms and conditions prescribed by the Committee, if any, with respect to grants of Restricted Stock, Restricted Stock Units or other Stock Awards shall automatically lapse, expire, and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented by the Restricted Stock, Restricted Stock Units or Stock Awards upon the occurrence of a Change in Control in which the individuals or entities acquiring control of the Company do not assume or otherwise provide for the continuation of such Restricted Stock, Restricted Stock Units and other Stock Awards.

Notwithstanding any other provision of this Plan to the contrary, upon the occurrence of a Change in Control of the Company each Performance Period shall end and the Company shall immediately distribute in cash or shares of Common Stock, as appropriate, to the respective Participants the value of all outstanding Performance Shares and Performance Units granted under this Plan with a Grant Date prior to February 9, 2010, as determined in accordance with the following rules:

(w)  With respect to those Performance Shares or Performance Units for which the Performance Period had not been completed prior to the Change in Control of the Company, the value of such Shares or Units for purposes of this Section 17 shall be equal to the product of a fraction, where the numerator of such fraction is the number of full calendar months completed during the respective Performance Period and prior to the Change in Control and the denominator of such fraction is the total number of months in such Performance Period, multiplied by the largest of:

•                                        the value of such Performance Shares or Performance Units computed as if the Company’s performance during the remainder of the Performance Period following the Change in Control equaled its performance during those full calendar quarters completed during the respective Performance Period and prior to the date of the Change in Control;

•                                        the value of such Performance Shares or Performance Units computed as if the Performance Period for such Shares or Units was the three consecutive calendar year period ending immediately prior to the year in which the Change in Control occurs; or

•                                        any other amount approved, in its discretion, by the Committee.

(x)  With respect to those Performance Shares or Performance Units for which the Performance Period has been completed at the time of a Change in Control of the Company, the value of such Shares or Units for purposes of this Section 17 shall be the actual value as adjusted to reflect the actual Company performance during the Performance Period.

Notwithstanding any other provision of this Plan to the contrary, if a Participant’s employment with the Company or an Affiliate is terminated without Cause or if the Participant resigns for a Good Reason within eighteen months following a Change in Control of the Company, then with respect to such Participant each Performance Period shall end and the Company shall immediately distribute in cash or shares of Common Stock, as appropriate, to such Participant the value of all outstanding

Performance Shares and Performance Units granted under this Plan with a Grant Date of February 9, 2010 or later, as determined in accordance with the following rules:

(y)  With respect to those Performance Shares or Performance Units for which the Performance Period had not been completed prior to the Participant’s termination or resignation, the value of such Shares or Units for purposes of this Section 17 shall be equal to the product of a fraction, where the numerator of such fraction is the number of full calendar months completed during the respective Performance Period and prior to the termination or resignation and the denominator of such fraction is the total number of months in such Performance Period, multiplied by the largest of:

•                                        the value of such Performance Shares or Performance Units computed as if the Company’s performance during the remainder of the Performance Period following the termination or resignation equaled its performance during those full calendar quarters completed during the respective Performance Period and prior to the date of the termination or resignation;

•                                        the value of such Performance Shares or Performance Units computed as if the Performance Period for such Shares or Units was the three consecutive calendar year period ending immediately prior to the year in which the termination or resignation occurs; or

•                                        any other amount approved, in its discretion, by the Committee.

(z)  With respect to those Performance Shares or Performance Units for which the Performance Period has been completed by the time of the Participant’s termination or resignation, the value of such Shares or Units for purposes of this Section 17 shall be the actual value as adjusted to reflect the actual Company performance during the Performance Period.

For purposes of this Section 17, a Change in Control of the Company shall be deemed to have occurred only if a “change in the ownership” or a “change in effective control” and/or a “change in the ownership of a substantial portion of the assets” of the Company has taken place (as those terms are defined in Treasury Regulations §1.409A-3(i)(5) or such other regulation or guidance issued under section 409A of the Code.

The Company shall pay to each Participant the amount of all reasonable legal and accounting fees and expenses incurred by such Participant in seeking to obtain or enforce his or her rights under this Section 17, or in connection with any income tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to the payments made pursuant to this Section 17, unless a lawsuit commenced by the Participant for such purposes is dismissed by the court as being frivolous or otherwise improper under applicable court rules.  The Company shall also pay to each Participant the amount of all reasonable tax and financial planning fees and expenses incurred by such Participant in connection with such Participant’s receipt of payments pursuant to this Section 17.  Payment of these legal and accounting fees and expenses, as well as these tax and financial planning fees and expenses, shall be made as soon as administratively feasible, but no later than two and one-half months following the end of the Participant’s taxable year in which these fees and expenses have been incurred.